Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Atlantic Union Bankshares Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	—	—	—	—	—	—		—
Fees Previously Paid	Equity	Common stock, par value $1.33 per share	457(c), 457(f)(1)	14,365,161	N/A	$406,587,260.60	0.00011020	$44,805.92
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—
	Total Offering Amounts							—
	Total Fees Previously Paid					$406,587,260.60	0.00011020	$44,805.92(4)
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Represents the maximum number of shares of common stock, par value $1.33 per share, of Atlantic Union Bankshares Corporation, or Atlantic Union, issuable upon the completion of the merger of American National Bankshares Inc., or American National, and Atlantic Union pursuant to the Agreement and Plan of Merger, dated as of July 24, 2023, by and between Atlantic Union and American National, or the merger, in exchange for shares of common stock of American National, par value $1.00 per share, or American National common stock.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, or Securities Act, and computed pursuant to Rule 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price was calculated as the product of (i) $38.21, the average of the high and low sales prices of American National common stock as reported on the Nasdaq Global Select Market on September 8, 2023 and (ii) 10,640,860, the estimated maximum number of shares of American National common stock that may be exchanged in connection with the merger.
(3)	Computed in accordance with Section 6(b) of the Securities Act, at a rate equal to 0.00011020 multiplied by the proposed maximum aggregate offering price.
(4)	Represents fees already paid in connection with this Registration Statement on Form S-4 (SEC File No. 333-274490) filed on September 12, 2023.